Exhibit 99.1

Entropic Communications Names William G. Bock to Board of Directors

SAN DIEGO, Calif., October 1, 2012 — Entropic Communications, Inc. (Nasdaq: ENTR), a world leader in semiconductor solutions for the connected home, today announced William G. Bock has been elected to its Board of Directors and will serve on the Company’s Audit Committee. Mr. Bock’s appointment increases Entropic’s Board to seven Directors.

Mr. Bock brings to Entropic’s Board a wealth of semiconductor sector, corporate leadership and board experience. He retired from Silicon Laboratories in 2011, after serving five-years as the Company’s senior vice president of finance and administration and chief financial officer. Prior to joining Silicon Laboratories, Mr. Bock was a partner at venture capital firms CenterPoint Ventures and Verity Ventures. He also served as president and chief executive officer of Dazel Corporation, a provider of electronic information delivery systems, which was later acquired by Hewlett-Packard. Mr. Bock also held the position of executive vice president and chief operating officer of Tivoli Systems, a client server software company, which he helped take public in 1995, and was later acquired by IBM. Prior to Tivoli, Mr. Bock successfully completed an IPO at Convex Computer Corporation as chief financial officer, and spent nine-years in key finance roles at Texas Instruments.

“We are pleased to welcome Bill to Entropic’s Board, as he is an accomplished executive with extensive board experience that will greatly benefit Entropic’s expanding role in the connected home entertainment market,” said Umesh Padval, chairman of the board, Entropic Communications. “Further, Bill’s strategic insight and expertise gained from his senior leadership roles with major global corporations will be significant in helping guide Entropic for future growth and success in the years ahead.”

In addition to his role on Entropic’s Board, Mr. Bock is a director of Silicon Laboratories (NASDAQ: SLAB), and private companies SailPoint Technologies, UnboundID, FiftyOne and Worksoft. He has also served previously as a director of Convio, Inc. (NASDAQ: CNVO), which was recently acquired by Blackbaud Inc. Mr. Bock holds a bachelor’s degree in computer science from Iowa State University and a master’s degree in industrial administration from Carnegie Mellon University.

About Entropic Communications

Entropic Communications, Inc. (NASDAQ:ENTR) is a leading global provider of silicon and software solutions to enable connected home entertainment. The Company transforms how traditional HDTV broadcast and streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation home connectivity and set-top box system-on-a-chip (SoC) solutions enable Pay-TV service providers to offer consumers a more captivating whole-home entertainment experience by delivering new, high-performing ways to connect, engage, and enjoy multimedia content. For more information, visit Entropic at: www.entropic.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the expected value to Entropic of Mr. Bock’s industry experience and strategic input. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks associated with recruiting and retaining key employees and Board members such as Mr. Bock, the risk that the market for high-definition television-quality video and multimedia content delivery solutions may not develop as anticipated, and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Copyright © 2012 Entropic Communications, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Contacts:

Debra Hart

Director, Investor Relations, Entropic Communications

+1 858.768.3852

debra.hart@entropic.com

Chris Fallon

Senior Director, Corporate Communications, Entropic Communications

+1 858.768.3827

chris.fallon@entropic.com

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